EXHIBIT 11.1

                     BEI ELECTRONICS, INC. AND SUBSIDIARIES
                                 -------------
                        COMPUTATION OF PER SHARE EARNINGS




                                                                                          YEAR ENDED
                                                                                          ----------

                                                                    September 30              October 1                October 2
                                                                        1995                     1994                    1993
                                                                        ----                     ----                    ----
(in thousands except per share data)

Weighted average shares outstanding                                     6,759                    6,657                    6,526

Net effect of dilutive stock options based
on the treasury stock method using
fair market value                                                          --                       --                      257
                                                                     ----------               ----------                ---------
Total weighted average shares outstanding                               6,759                    6,657                    6,783
                                                                     ==========               ==========                =========
Net income                                                           $ (4,391)                 $(1,744)                 $ 3,778
                                                                     ----------               ----------                ---------
Earnings per common share and common
  equivalent share                                                   $  (0.65)                 $ (0.26)                 $  0.56
                                                                     ==========               ==========                =========


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